GMO Trust
FYE 2/29/00
Annual Expense Ratios

Fund Name                        Class 3

U.S. Core Fund                      0.48%
Growth Fund                         0.48%
Value Fund                          0.61%
Short-Term Income Fund              0.20%
International Core Fund             0.69%
Japan Fund                          0.69%
Tobacco-Free Core Fund              0.48%
Fundamental Value Fund              0.75%
International Small Companies Fu    0.75%
Small Cap Value Fund                0.48%
Pelican Fund                        0.93%
U.S. Sector Fund                    0.00%
International Bond Fund             0.43%
Small Cap Growth Fund               0.48%
Emerging Markets Fund               1.18%
Emerging Country Debt Fund          0.56%
Global Hedged Equity Fund           0.21%
Domestic Bond Fund                  0.44%
Currency Hedged International Bo    0.40%
Inflation Indexed Bond Fund         0.70%
Currency Hedged International Co    0.69%
Global Bond Fund                    0.50%
REIT Fund                           0.69%
Foreign Fund                        0.75%
International Equity Allocation     0.00%
World Equity Allocation Fund        0.00%
Global (U.S.+) Equity Allocation    0.00%
Global Balanced Allocation Fund     0.00%
US Bond/Global Alpha A Fund         0.41%
US Bond/Global Alpha B Fund         0.36%
Evolving Countries Fund             1.28%
Asia Fund                           1.25%
Tax-Managed U.S. Equities Fund      0.48%
Emerging Country Debt Share Fund    0.00%
Tax-Managed International Equiti    0.69%
Intrinsic Value Fund                0.48%
Tax-Managed Small Companies Fund    0.70%
Alpha LIBOR Fund                    0.40%